Exhibit 99.01

SWK Holdings Changes Date of
Annual Stockholder Meeting to July 30, 2010

Provo, UT – July 2, 2010 – SWK Holdings Corporation (OTCBB: SWKH.OB) announced today that the date of its 2010 annual meeting of stockholders has been changed to July 30, 2010.  The meeting, originally scheduled for July 15, 2010, was postponed to provide stockholders sufficient time to review the proxy materials prior to the meeting.  The Company filed its definitive proxy statement with the SEC today and expects to mail the proxy statement to stockholders on or about July 7, 2010.  Stockholders of record as of the close of business on Monday, May 31, 2010 will be entitled to vote at the meeting.

About SWK Holdings Corporation

SWK Holdings Corporation was a provider of customer service solutions until the sale of substantially all its assets in December 2009.  We were incorporated in 1999 under the name KANA Software, Inc.  In December 2009 the Company changed its name to SWK Holdings Corporation.  We are currently seeking to redeploy our cash to enhance stockholder value and are seeking, analyzing and evaluating potential acquisition candidates.  Further information is included on the Company’s website, www.swkhold.com.